Exhibit 10.3

IVAN DELEVIC
FIRST AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is made effective as of May 31, 2013 (the “Effective Date”), by and between MAKO Surgical Corp., a Delaware corporation (the “Company”), and Ivan Delevic (the “Executive”).

WHEREAS, the Executive is and has been employed by the Company and is currently the Company’s Senior Vice President of Marketing;

WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed by the Company as the Company’s Senior Vice President of Corporate Development, on the terms contained herein;

WHEREAS, the Executive and the Company entered into that certain Amended and Restated Employment Agreement dated as of July 30, 2012 (the “Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Agreement as of the Effective Date by entering into this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in the Agreement and this Amendment, the parties hereby agree as follows:

1.      Section 1 of the Agreement is deleted and replaced in its entirety by the following:

Employment. Subject to the termination provisions contained in Sections 4 and 5 hereof, the term of the Agreement shall extend from the Effective Date until September 30, 2013 (the period during which the Executive is employed hereunder being hereinafter referred to as the “Term”). If either the Company or the Executive does not wish to renew this Agreement when it expires at the end of the Term, it or he shall give written notice in accordance with Section 10.4 below of such intent to the other party at least thirty (30) days prior to the expiration date (a “2013 Non-Renewal”). In the absence of such notice, this Agreement shall be renewed on the same terms and conditions contained herein for a term of one (1) year from the date of expiration of the Term, and a if either the Company or the Executive does not wish to renew this Agreement when it expires at the end of the Term, it or he shall give written notice in accordance with Section 10.4 below of such intent to the other party at least ninety (90) days prior to the expiration date. The parties expressly agree that designation of a term and renewal provisions in this Agreement does not in any way limit the right of the parties to terminate this Agreement at any time as hereinafter provided. Reference herein to the Term of this Agreement shall refer both to the current term and any successive term as the context requires. Notwithstanding the foregoing, a 2013 Non-Renewal shall be deemed a Termination Without Cause by the Company under Section 5.3 or a Termination by the Executive for Good Reason under Section 5.4 as the case may be.

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2.      The first sentence of Section 2 of the Agreement is deleted and replaced in its entirety by the following sentence:

Duties. As of the Effective Date, the Executive shall no longer serve as the Company’s Senior Vice President of Marketing and shall instead be employed by the Company as its Senior Vice President of Corporate Development.

3.      Unless otherwise defined herein, capitalized terms shall have the same meaning as described in the Agreement.

4.      Except as expressly provided herein, all terms and conditions set forth in the Agreement to which this Amendment applies, shall remain in full force and effect. In the event of a conflict between this Amendment and the Agreement, this Amendment shall be controlling.

5.      This Amendment may be executed in counterparts, each of which are deemed to be original, but both of which together constitute one and the same instrument. Copies of signatures sent by facsimile transmission are deemed to be originals for purposes of execution and proof of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.

MAKO SURGICAL CORP.

By:	/s/ Charles W. Federico
Name:	Charles W. Federico
Title:	Chairman, Compensation Committee

/s/ Ivan Delevic
Ivan Delevic

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